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                                                                    Exhibit (9)

 [LOGO]                            William J. Evers
                                   Vice President, Corporate Counsel

                                   The Prudential Insurance Company of America
                                   751 Broad Street, Newark, NJ 07102-3777
                                   Tel 973 802-3716
                                   william.evers@prudential.com

January 23, 2013

Re:Registration Statements on Form N-4 for Pruco Life Insurance Company of
   New Jersey
   New Variable Annuities To Be Sold Through Certain Broker Dealers
   File Nos. 333-184889, 333-184891 and 333-184892

Dear Sir/Madam:

I have acted as counsel to Pruco Life Insurance Company of New Jersey (the "Company") in connection with the filing of the above-referenced registration statements with the United States Securities and Exchange Commission. Such registration statements relate to the contracts, riders, and endorsements (collectively, the "Contracts") for the variable annuity contracts to be sold through certain selling broker-dealers.

I have examined or caused to be examined such documents and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of New Jersey, and is duly authorized by the Insurance Department of that state to issue the Contracts.

2. The separate accounts through which the Contracts are issued are duly authorized and existing separate accounts established pursuant to the provisions of applicable state law.

3. To the extent so provided under the Contracts, that portion of the assets of each separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statements, will constitute legal, validly-issued and binding obligations of the Company.

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I hereby consent to the filing of this opinion as an exhibit to the Form N-4
Registration Statements for the Contracts.

Sincerely yours,

/s/ William J. Evers
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William J. Evers
Vice President and Corporate Counsel

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